    As filed with the Securities and Exchange Commission on January 20, 1997
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              Protection One, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                93-1063818
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
 of Incorporation or Organization)

                              6011 Bristol Parkway
                          Culver City, California 90230
                    (Address of Principal Executive Offices)

                      1996 NON-QUALIFIED STOCK OPTION PLAN
                              (Full Title of Plan)

                             James M. Mackenzie, Jr.
                      President and Chief Executive Officer
                              6011 Bristol Parkway
                          Culver City, California 90230
                                 (310) 338-6930
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                          Copies of communications to:

                              Laura A. Loftin, Esq.
                        Mitchell, Silberberg & Knupp LLP
                          11377 West Olympic Boulevard
                       Los Angeles, California 90064-1683
                                 (310) 312-2000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                          Proposed      Proposed
     Title of                                              Maximum       Maximum
    Securities                              Amount        Offering      Aggregate     Amount of
       to be                                 to be          Price       Offering     Registration
    Registered                             Registered    Per Share(1)    Price(1)        Fee
---------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    25,446 shares  $0.05(2)     $1,272.30        $100.00

---------------------------------------------------------------------------------------------------

(1)    Estimated solely for the purpose of determining the registration fee.
       Pursuant to Rule 457(h), based on the exercise price of options outstanding under the above-referenced plan.

===================================================================================================

                                     PART I

Item 1.  Plan Information *

Item 2.  Registrant Information and Employee Plan Annual Information *

         * Information required by Part I to be contained in the section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The following documents filed by Protection One, Inc., a Delaware corporation ("POI" or the "Registrant") (File No. 0-24780), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               A. POI's Annual Report on Form 10-K for the year ended September 30, 1996; and

               B. The description of POI's Common Stock, par value $.01 per share, contained in POI's Registration Statement on Form 8-A dated September 8, 1994.

     All documents filed by POI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Fifth Restated Certificate of Incorporation of the Registrant, as amended (the "Certificate of Incorporation") provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted the DGCL.

       The Certificate of Incorporation also provides, as permitted by Section 102(b) of the DGCL, that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

       The By-laws of the Registrant contain provisions to the effect that each director, officer and employee of the Registrant shall be indemnified by the Registrant against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of the company or of any other organization at the request of the company. The provisions include indemnification with respect to matters covered by a settlement. Under Delaware law, any such indemnification shall be made only if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, or if the Board of Directors directs, by independent legal counsel) or by stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standards of conduct. In addition, it must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

       The Registrant maintains a directors and officers liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and its subsidiary companies against any liability incurred by such person in any such capacity or arising out of such person's status as such. The insurer's limit of liability under the policy is $5 million in the aggregate for all insured losses. The policy contains various reporting requirements and is subject to certain exclusions and limitations.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

       Exhibit
       Number      Description of Exhibit
       ------      ----------------------

       4.3 By-laws of Protection One, Inc. ("POI") (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring, Inc. for the quarter ended March 31, 1996).

       5.1         Opinion of Mitchell, Silberberg & Knupp LLP.

-------------------------
       1  The Commission File Number of Protection One, Inc. is 0-24780.

       23.1           Consent of Coopers & Lybrand, L.L.P.

       23.2           Consent of Mitchell, Silberberg & Knupp LLP (included in
                      Exhibit 5.1).

       24.1           Power of Attorney (included on signature page).

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon on this 31st day of December, 1996.

                                   PROTECTION ONE, INC.


                                   By:  /s/ JOHN W. HESSE
                                      ----------------------------------
                                      John W. Hesse
                                      Executive Vice President and
                                      Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Mackenzie, Jr. and John W. Hesse, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                 Capacity                          Date
            ---------                                 --------                          ----
/s/ JAMES M. MACKENZIE, JR.                  President and Chief Executive          December 31, 1996
-----------------------------------          Officer (Principal Executive
James M. Mackenzie, Jr.                      Officer) and a Director

/s/ JOHN W. HESSE                            Executive Vice President and Chief     December 31, 1996
-----------------------------------          Financial Officer (Principal
John W. Hesse                                Financial and Accounting Officer)

/s/ ROBERT M. CHEFITZ                        Director                               December 31, 1996
-----------------------------------
Robert M. Chefitz

/s/ BEN ERNIS                                Director                               December 31, 1996
-----------------------------------
Ben Enis

/s/ JAMES Q. WILSON                          Director                               December 31, 1996
-----------------------------------
James Q. Wilson


                                  EXHIBIT INDEX


                                                                   Sequentially
 Exhibit                                                               Numbered
 Number               Exhibit                                              Page
 ------               -------                                              ----

 4.3 By-laws of Protection One, Inc. ("POI") (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by POI and Protection One Alarm Monitoring, Inc. for the quarter ended March 31, 1996).

 5.1           Opinion of Mitchell, Silberberg & Knupp LLP.

 23.1          Consent of Coopers & Lybrand, L.L.P.

 23.2          Consent of Mitchell, Silberberg & Knupp LLP (included in
               Exhibit 5.1).

 24.1          Power of Attorney (included on signature page).


------------------------

 2  The Commission File Number of Protection One, Inc. is 0-24780.